Exhibit 10.1

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (“Agreement”) is made as of the 11th day of August 2009, by and between Flotek Industries, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 2930 W. Sam Houston Pkwy N., Suite 300, Houston, Texas 77043, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

1. Authorization of Sale of the Securities. Subject to the terms and conditions of the Agreements (as defined below), the Company has authorized the issuance and sale of up to 16,000 units (the “Units”) comprised of (a) one share of Series A Cumulative Redeemable Convertible Preferred Stock, par value $0.0001 per share (a “Preferred Share”); (b) one warrant (an “Initial Warrant”) to purchase up to 155 shares of common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $2.31 per share of Common Stock; and (c) one contingent warrant (a “Contingent Warrant” and, in the aggregate with the Initial Warrants, the “Warrants”) to purchase up to 500 shares of Common Stock at an exercise price of $2.45 per share of Common Stock. We refer to the Preferred Shares and the Warrants as the “Securities.” The form of warrant certificate for the Initial Warrants is attached hereto as Exhibit D. The form of warrant certificate for the Contingent Warrants is attached hereto as Exhibit E.

2. Agreement to Sell and Purchase the Securities.

2.1 This Agreement. At the Closing (as defined in Section 3), the Company will, subject to the terms of this Agreement, issue and sell to the Purchaser and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, Securities comprising the number of Units (at the purchase price) shown on the signature page hereof. The parties hereto understand, acknowledge and agree that the Units are not separate securities of the Company and will not be delivered at Closing (defined below) other than through the delivery of the individual Securities comprising the Units purchased hereunder.

2.2 Other Purchase Agreements. The Company is simultaneously entering into with certain other investors (the “Other Purchasers”) this same form of purchase agreement with respect to Securities comprising the Units. The Company expects to complete sales of the Securities comprising the Units to the Other Purchasers. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.” The term “Placement Agent” shall mean Fig Partners, LLC, as placement agent.

3. Delivery of the Securities at the Closing; Termination.

3.1 Closing. The completion of the purchase and sale of the Securities (the “Closing”) shall occur at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, as soon as practicable and as agreed to by the parties hereto, on August 11, 2009 or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”).

3.2 Closing Deliveries. At the Closing, the Purchaser shall deliver, in immediately available funds, the full amount of the purchase price for the Securities comprising the number of Units being purchased hereunder by wire transfer to an account designated by the Company and the Company shall deliver to the Purchaser preferred stock and warrant certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Securities comprising the Units described in Section 2.1 above and bearing an appropriate legend referring to the fact that the Securities were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and Rule 506 thereunder. The name(s) in which such certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I.

3.3 Conditions to the Company’s Obligations. The Company’s obligation to complete the purchase and sale of the Securities and deliver such certificates to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a) receipt by the Company of same-day funds in the full amount of the purchase price for the Securities being purchased hereunder;

(b) completion of the purchases and sales under the Agreements with the Other Purchasers;

(c) consummation by the Company of the Credit Facility Amendment (as defined in Section 4.38);

(d) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing; and

(e) receipt by the Company from the Purchaser of the fully completed questionnaires attached hereto as Appendix I.

3.4 Conditions to the Purchaser’s Obligations. The Purchaser’s obligation to accept delivery of such certificates and to pay for the Securities evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Purchaser:

(a) consummation by the Company of the Credit Facility Amendment;

(b) each of the representations and warranties of the Company made herein shall be accurate as of the Closing Date;

(c) the delivery to the Purchaser by counsel to the Company of a legal opinion substantially similar in substance to the form of opinion attached as Exhibit B hereto;

(d) receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth herein are true and correct as of the date of this Agreement and as of such Closing Date and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date;

(e) receipt by the Purchaser of a certificate of the Secretary of the Company, dated as of the Closing Date:

(i) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Securities;

(ii) certifying the current versions of the Amended and Restated Certificate of Incorporation and the Bylaws of the Company; and

(iii) certifying as to the signatures and authority of the persons signing this Agreement and related documents on behalf of the Company;

(f) receipt by the Purchaser of a certificate of good standing for the Company for its jurisdiction of incorporation and a certificate of qualification as a foreign corporation for the Company for any jurisdictions in which it is qualified to transact business as a foreign corporation;

(g) there shall have been no suspensions in the trading of the Common Stock as of the Closing Date;

(h) the Common Stock shall continue to be listed on The New York Stock Exchange as of the Closing Date, and the shares of Common Stock issuable (i) upon conversion of the Preferred Shares (the “Conversion Shares”), and (ii) upon exercise of the Initial Warrants (the “Initial Exercise Shares”) shall be approved for listing on The New York Stock Exchange as of the Closing Date, subject to official notice of issuance; and

(i) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Closing.

3.5 Termination. This Agreement shall automatically terminate if the Closing has not occurred prior to August 20, 2009. Without limiting the generality of the foregoing, in event of such termination, neither party shall have any obligation to sell or purchase the Securities.

4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company is qualified to transact business as a foreign corporation in each jurisdiction in which qualification is required, except where the failure to so qualify would neither have nor reasonably be expected to have a Material Adverse Effect (as defined in Section 4.5). Each subsidiary (as defined under Rule 405 promulgated under the Securities Act) of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”) are listed on Exhibit A to this Agreement. Each Subsidiary is a direct or indirect wholly owned subsidiary of the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to transact business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would neither have nor reasonably be expected to have a Material Adverse Effect.

4.2 Reporting Company; Form S-3. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the resale of the First RS Shares (as defined in Section 7.1(a)) and, upon the approval by the Company’s stockholders of the Stockholder Proposals (the “Shareholder Approval”) and the Charter Amendment Effectiveness, the shares of Common Stock issuable upon exercise of the Contingent Warrants (the “Contingent Exercise Shares”) by the Purchaser on a registration statement on Form S-3 under the Securities Act. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all reports required thereby during the past 12 calendar months. Notwithstanding the foregoing, the Company will not have filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (the “Second Quarter 2009 10-Q”) by Closing; the Company will comply with Rule 12b-25 under the Exchange Act in respect of the Second Quarter 2009 10-Q, including filing such report within the time period permitted by such rule. Provided that none of the Purchasers is deemed to be an underwriter with respect to any shares and, to the Company’s knowledge, there exist no facts or circumstances (including any required approvals or waivers) that reasonably could be expected to prohibit the preparation and filing of the First Registration Statement (as defined in Section 7.1(a)) on Form S-3 and, after the occurrence of the Second RS Trigger (as defined in Section 7.3(a)), the Second Registration Statement (as defined in Section 7.3(a)).

4.3 Authorized Capital Stock. The Company had duly authorized and validly issued outstanding capitalization as set forth in the “Capitalization” section of the Private Placement Memorandum (as defined below) as of the date set forth therein; the issued and outstanding shares of Common Stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, (c) have been issued in compliance with all federal and state securities laws and, (d) except for those granted therein by the holders thereof (other than the Company), are free and clear of all security interests, liens, pledges, mortgages or other encumbrances, whether arising voluntarily, involuntarily or by operation of law (“Liens”), (e) were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (f) conform in all material respects to the description thereof contained in the confidential private placement memorandum dated July 30, 2009 (together with any exhibits, amendments and supplements thereto and all information incorporated by reference therein, the “Private Placement Memorandum”). Except as set forth in the Private Placement Memorandum and except for the stock options or other equity incentives that have been issued since June 30, 2009, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. With respect to each of the Subsidiaries, (i) all of the issued and outstanding shares of such Subsidiary’s capital stock (or equity interests in the case of non-corporate entities) have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.

4.4 Issuance, Sale and Delivery of the Securities. The Conversion Shares and the Initial Exercise Shares have been reserved for issuance by the Company. The Securities, upon sale and issuance in accordance with the terms of the this Agreement (including when delivered against the payment by the Purchaser of the purchase price therefor after the Company has filed the Certificate of Designations of the Series A Cumulative Redeemable Convertible Preferred Stock, in substantially the form attached as Exhibit C hereto, with the Secretary of State of the State of Delaware (the “Certificate of Designations”)), the Initial Exercise Shares, upon issuance in accordance with the terms of the Initial Warrants (including when delivered against the payment of the exercise price therefor), the Contingent Exercise Shares, upon issuance in accordance with the terms of the Contingent Warrants (including when delivered against the payment of the exercise price therefor) after the (i) the approval by the Company’s stockholders of the Proposed Charter Amendment and the Contingent Warrant Approval (as each such term is defined in Section 4.39(a)) (together, the “CW Approvals”), and (ii) the filing and the effectiveness of the First Amendment (the “First Amendment”) to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Charter Amendment Effectiveness”), and the Conversion Shares, upon conversion and issuance in accordance with the terms of the Certificate of Designations, will be duly authorized, validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Private Placement Memorandum. No preemptive rights or other rights to subscribe for or purchase any Securities, shares of Common Stock or Series A Cumulative Redeemable Convertible Preferred Stock exist with respect to the issuance and sale of the Securities, Initial Exercise Shares, Contingent Exercise Shares or Conversion Shares by the Company pursuant to this Agreement and the Warrants (together, the “Transaction Agreements”) that have not been waived or complied with. No stockholder of the Company has any right (that has not been waived or has not expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statements (as hereinafter defined)) to require the Company to register the sale of any capital stock owned by such stockholder under the Registration Statements. No further approval or authority of the Company’s stockholders or the Board of Directors of the Company will (other than the CW Approvals and the Charter Amendment Effectiveness with regard to the Contingent Exercise Shares, the Initial Warrant Approval with respect to the Initial Warrants and the PIK Approval with respect to the Preferred Shares) be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

4.5 Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to enter into the Transaction Agreements and perform the transactions contemplated hereby and thereby. The Transaction Agreements have been duly authorized, executed and delivered by the Company. The Transaction Agreements constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and judicial decisions of general application relating to or affecting the enforcement of creditors’ rights generally and the application of general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including indemnification provisions set forth in Section 7.7 of this Agreement, may be limited by federal or state securities law or the public policy underlying such laws. The execution and performance of the Transaction Agreements by the Company and the consummation of the transactions therein contemplated will not violate any provision of the Amended and Restated Certificate of Incorporation, as amended by the First Amendment, or the Bylaws of the Company or the organizational documents of any Subsidiary and will not result in the creation of any Liens upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or affected and in each case that would have or reasonably be expected to have a Material Adverse Effect, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of the Transaction Agreements by the Company or the consummation by the Company of the transactions contemplated therein, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Securities and such as may be required by the bylaws and rules of the Financial Industry Regulatory Authority, Inc. or The New York Stock Exchange, Inc. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations hereunder.

4.6 Accountants. UHY LLP, who has reported on the consolidated financial statements and schedules contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (which are incorporated by reference into the Private Placement Memorandum), are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the “1933 Act Rules and Regulations”) and by the rules of the Public Accounting Oversight Board.

4.7 No Defaults or Consents. Neither the execution, delivery and performance of the Transaction Agreements by the Company nor the consummation of any of the transactions contemplated therein (including the issuance and sale by the Company of the Securities and the issuance of the Initial Exercise Shares, Contingent Exercise Shares and the Conversion Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, except such defaults that individually or in the aggregate would neither cause nor reasonably be expected to cause a Material Adverse Effect, or require any consent or waiver under, or result in the execution or imposition of any Liens upon any properties or assets of the Company or its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which either the Company or its Subsidiaries or any of its or their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries or violate any provision of the charter or by-laws of the Company or any of its Subsidiaries, except (i) for such consents or waivers that have already been obtained and are in full force and effect, and (ii) that the issuance of the Contingent Exercise Shares cannot be made until after the CW Approvals and the Charter Amendment Effectiveness.

4.8 Contracts. The material contracts to which the Company is a party that have been filed as exhibits to the SEC Documents (as defined in Section 4.19), have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and judicial decisions of general application relating to enforcement of creditors’ rights generally, and the application of general equitable principles relating to or affecting the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws.

4.9 No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which actions, suits or proceedings, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, that would have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that would have or reasonably be expected to have a Material Adverse Effect.

4.10 Properties. The Company and each Subsidiary has good and valid title to all items of tangible personal property described as owned by it in the consolidated financial statements included in the Private Placement Memorandum that are material to the businesses of the Company and its Subsidiaries taken as a whole, in each case free and clear of all Liens except for those disclosed in the SEC Documents (as defined in Section 4.19), or those, individually or in the aggregate, that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) would neither have nor reasonably be expected to have a Material Adverse Effect. Any real property described in the Private Placement Memorandum as being leased by the Company or any Subsidiary that is material to the business of the Company and its Subsidiaries, taken as a whole, is held by them under valid, existing and enforceable leases, except those that, individually or in the aggregate, (A) do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries or (B) would neither have nor reasonably be expected to have a Material Adverse Effect.

4.11 No Material Adverse Change. Except as disclosed in the Private Placement Memorandum or the SEC Documents, since December 31, 2008 (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect or contingent, or entered into any material agreement or other transaction that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) the Company and its Subsidiaries have not sustained any material loss or material interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and its Subsidiaries have not paid or declared any dividends or other distributions with respect to their capital stock and none of the Company or any Subsidiary is in material default in the payment of principal or interest on any outstanding long-term debt obligations; (iv) there has not been any change in the capital stock of the Company or its Subsidiaries other than the sale of the Securities pursuant to the Agreements and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors, or indebtedness material to the Company or its Subsidiaries (other than in the ordinary course of business and any required scheduled payments); and (v) there has not occurred any event that has caused or would reasonably be expected to cause a Material Adverse Effect.

4.12 Intellectual Property. Except as disclosed in the Private Placement Memorandum or the SEC Documents, (i) the Company and each Subsidiary owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its respective business as currently conducted (collectively, the “Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights or other claims to any Intellectual Property that is owned by, or has been licensed to, the Company or any Subsidiary for the products and services of the Company and its Subsidiaries described in the Private Placement Memorandum or the SEC Documents that would preclude the Company or any Subsidiary from conducting its business as currently conducted and have or reasonably be expected to have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or any Subsidiary; (b) there are currently no sales of any products or the provision of services that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, which infringement would have or reasonably be expected to have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or any

Subsidiary, other than claims that would neither have nor reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, other than actions, suits, proceedings and claims that would neither have nor reasonably be expected to have a Material Adverse Effect; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than actions, suits, proceedings and claims that would neither have nor reasonably be expected to have a Material Adverse Effect.

4.13 Compliance. Neither the Company nor any of its Subsidiaries have been advised, nor do any of them have any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would neither have nor reasonably be expected to have a Material Adverse Effect.

4.14 Taxes. The Company and each Subsidiary have filed all required tax returns, and all such tax returns are true, correct and complete in all material respects. The Company and each Subsidiary have fully paid all taxes shown as due thereon. None of the Company or any Subsidiary has knowledge of any deficiency or assessment with respect to liabilities for any material taxes that has been or might be asserted or threatened against it, that has not been fully paid or finally settled, unless being contested in good faith through appropriate proceedings and for which adequate reserves are reflected in the Company’s consolidated financial statements. All tax liabilities accrued through the date hereof have been adequately reserved for in the Company’s consolidated financial statements.

4.15 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the transactions contemplated by the Transaction Agreements will be, or will have been, fully paid by the Company and all laws imposing such taxes will be or will have been fully complied with.

4.16 Investment Company. The Company is not an “investment company” or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder.

4.17 Offering Materials. None of the Company, its directors and officers has distributed or will distribute prior to the Closing Date any offering material, including any “free writing prospectus” (as defined in Rule 405 promulgated under the Securities Act), in connection with the offering and sale of the Securities other than the summary term sheets attached hereto as Exhibit F hereto and the Private Placement Memorandum or any amendment or supplement thereto. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Securities hereunder not being exempt from the registration requirements of Section 5 of the Securities Act.

4.18 Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business, including insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

4.19 Additional Information. The information contained in the following documents (the “SEC Documents”), which the Placement Agent has furnished to the Purchaser (or will furnish prior to the Closing) or which are otherwise available through the Commission’s EDGAR system, as of the dates thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(b) the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

(c) the Company’s Definitive Proxy Statement for the Annual Meeting of Stockholders held on June 11, 2009;

(d) the Company’s Current Reports on Form 8-K filed on March 3, March 16, the first of the two such reports filed on March 23, March 27, May 15 and June 8 2009;

(e) the description of the Company’s common stock contained in its Registration Statement on Form 8-A filed on December 26, 2007;

(f) all other documents, if any, filed by the Company (excluding the Current Reports on Form 8-K or the portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) with the Commission since June 8, 2009 pursuant to the reporting requirements of the Exchange Act.

The SEC Documents incorporated by reference in the Private Placement Memorandum or attached as exhibits thereto, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the “1934 Act Rules and Regulations” and, together with the 1933 Act Rules and Regulations, the “Rules and Regulations”). In the past 12 calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act and the 1934 Act Rules and Regulations.

4.20 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Securities.

4.21 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Private Placement Memorandum.

4.22 Non-Public Information. Except as disclosed in the Private Placement Memorandum, the Company has not disclosed to the Purchaser information that would constitute material non-public information as of the Closing Date other than the existence of the transactions contemplated hereby.

4.23 Use of Purchaser Name. Except as otherwise required by applicable law or regulation, the Company shall not use the Purchaser’s name or the name of any of its Affiliates (as defined below) in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated, which consent shall not be unreasonably withheld or delayed. For purposes of this Agreement, “Affiliate” means, with respect to any natural person, firm, partnership, association, corporation, limited liability company, company, trust, entity, public body or government (a “Person”), any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any natural person, the term “Affiliate” means (i) the spouse or children (including those by adoption) and siblings of such Person; and any trust whose primary beneficiary is such Person, such Person’s spouse, such Person’s siblings and/or one or more of such Person’s lineal descendants, (ii) the legal representative or guardian of such Person or of any such immediate family member in the event such Person or any such immediate family member becomes mentally incompetent and (iii) any Person controlled by or under common control with any one or more of such Person and the Persons described in clauses (i) or (ii) preceding.

4.24 Related-Party Transactions. Except as described in the Private Placement Memorandum and for purchases by related parties of Securities in this offering, no transaction has occurred between or among the Company, on the one hand, and its Affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws and the rules and regulations promulgated thereunder in its Exchange Act filings and is not so described in such filings.

4.25 Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would have or would reasonably be expected to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create any material contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

4.26 Governmental Permits, Etc. The Company and each Subsidiary has all franchises, licenses, certificates and other authorizations from federal, state or local governments or governmental agencies, departments or bodies that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations would neither have nor reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit that, if the subject of an unfavorable decision, ruling or finding, would have or would reasonably be expected to have a Material Adverse Effect.

4.27 Financial Statements. The consolidated financial statements of the Company and the related notes and schedules thereto included in its Exchange Act filings present fairly, in all material respects, the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods covered thereby. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.

4.28 Listing Compliance. The Company is in compliance with the requirements of The New York Stock Exchange for continued listing of the Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on The New York Stock Exchange, nor has the Company received any notification that the Commission or The New York Stock Exchange is currently contemplating terminating such registration or listing. The transactions contemplated by the Transaction Agreements will not contravene the rules and regulations of The New York Stock Exchange. The Company will (i) comply with all requirements of The New York Stock Exchange with respect to the issuance of the Securities, (ii) cause the Initial Exercise Shares and Conversion Shares to be listed on The New York Stock Exchange and listed on any other exchange on which the Common Stock is listed on or before (subject to official notice of issuance) the Closing Date, and (iii) cause the Contingent Exercise Shares to be listed on The New York Stock Exchange or such other exchange on which the Common Stock is then listed promptly after the CW Approvals and the Charter Amendment Effectiveness.

4.29 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. Except as set forth in the Private Placement Memorandum or the SEC Documents, there is and has been no failure on the part of the Company, or to its knowledge after due inquiry, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated therewith (the “Sarbanes Oxley Act”). Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company has taken all reasonable actions necessary to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply. Notwithstanding the foregoing, the Company is currently investigating a series of potential thefts by an employee occurring over several quarters that are currently expected to amount to losses ranging from $100,000 to $200,000, in the aggregate, and in connection with such investigation has also reviewed and is strengthening its oversight and internal controls relating primarily to travel and expense reimbursements. The Company does not expect the foregoing to result in a material weakness in the Company’s internal control over financial reporting.

4.30 Foreign Corrupt Practices. Neither the Company nor any Subsidiary has, nor, to the knowledge of the Company, has any director, officer, agent or employee, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.31 Employee Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union (other than with regards to statutory unions required under foreign laws and regulations). The Company and each Subsidiary believe that their relations with their employees are good. Except as set forth in the Private Placement Memorandum, no executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

4.32 ERISA. Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its Affiliates for employees or former employees of the Company and its Subsidiaries, or to which the Company or any of its Subsidiaries has any liability thereunder (a “Company Benefit Plan”), has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no action, dispute, claim, suit or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course) that could result in a material liability to the Company; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred that could result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

4.33 Environmental Matters. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or to its knowledge, any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in material violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

4.34 Integration; Other Issuances of the Securities. The Company has not issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock that would be integrated with the sale of the Securities to the Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. Assuming the accuracy of the representations and warranties of the Purchasers to the Company as set forth in the Agreements, the offer and sale of the Securities by the Company to the Purchasers pursuant to the Agreements will be exempt from the registration requirements of the Securities Act.

4.35 Disclosure. All disclosure provided to the Purchaser, including the Private Placement Memorandum but excluding the summary term sheets attached hereto as Exhibit F, regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company, were, as of the date made, true and correct and did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No representation or warranty is made in respect of the summary term sheets attached hereto as Exhibit F hereto.

4.36 No New Issuances and Registrations. Except with respect to (a) the issuance of the Securities pursuant to the other Agreements, (b) the issuance of the Initial Exercise Shares upon exercise of the Initial Warrants, (c) the issuance of the Contingent Exercise Shares upon exercise of the Contingent Warrants, (d) the issuance of the Conversion Shares upon conversion of the Preferred Shares, (e) the issuance of any shares of Common Stock as dividends on the Preferred Shares and (f) the issuance of a warrant to the Placement Agent for not more than 200,000 shares of Common Stock at an exercise price of not less than $2.00 per share of Common Stock, the Company agrees that until such time as the Commission declares the First Registration Statement effective, it will not, directly or indirectly, grant, issue, sell, pledge or otherwise dispose of any shares of Common Stock, or securities convertible into or exchangeable for Common Stock, or file a registration statement (other than the Registration Statements) with respect to the registration of any such newly issued shares of Common Stock or other securities. Notwithstanding the above, the restrictions set forth in this Section 4.36 shall not apply to issuances by the Company of (i) securities required to be issued pursuant to contractual obligations of the Company in effect as of the date hereof; (ii) securities issued on a pro rata basis to all holders of a class of outstanding equity securities of the Company; (iii) securities issued in connection with a strategic partnership, licensing, joint venture, collaboration, lending or other similar arrangements, or in connection with the acquisition or license by the Company of any business, products or technologies, so long as the aggregate amount of such issuances pursuant to this clause (iii) that do not exceed 10% of the Company’s outstanding capital stock measured as of the closing of the sale of the Securities, including the Securities; and (iv) equity securities issued pursuant to employee compensation, incentive, benefit or purchase plans in effect as of the date hereof or subsequently adopted by the Company’s Board of Directors. Notwithstanding the foregoing, the Company shall not, and shall cause its directors, officers and Affiliates not to, sell, offer for sale or solicit offers to buy any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock that would be integrated with the sale of the Securities to the Purchaser for purposes of the Securities Act, except with respect to the issuance of the Securities pursuant to the other Agreements.

4.37 No Undisclosed Events, Liabilities, Developments or Circumstances. Except as described in the Private Placement Memorandum and for the transactions contemplated hereby, which will be disclosed in the Press Release (as defined in Section 7.5(b)), or as disclosed in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the Commission relating to an issuance and sale by the Company of its Common Stock and that has not been publicly announced.

4.38 Amendment to Credit Facility. The Company has entered into an amendment to its credit facility substantially on the terms described in the Private Placement

Memorandum (the “Credit Facility Amendment”). The Credit Facility Amendment has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable by and against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and judicial decisions of general application relating to enforcement of creditors’ rights generally, and the application of general equitable principles relating to or affecting the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws.

4.39 Shareholder Vote With Respect to Amendment.

(a) The Company shall, in accordance with any applicable federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation and the Company’s Amended and Restated Certificate of Incorporation and By-laws, take all action necessary to convene a meeting of its stockholders to consider and vote upon (i) the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to at least 80,000,000 (the “Proposed Charter Amendment”); (ii) the approval of the payment by the Company of dividends in respect of the Preferred Shares in shares of Common Stock (the “PIK Approval”); (iii) the approval of the anti-dilution price protection in the Initial Warrants (the “Initial Warrant Approval”); and (iv) the approval of the Contingent Warrants (the “Contingent Warrant Approval” and, together with the Proposed Charter Amendment, PIK Approval and the Initial Warrant Approval, the “Stockholder Proposals”). Such meeting shall be convened as soon as practicable following the Closing Date, but in any event not later than 120 days following the Closing Date. Subject to fiduciary duties under applicable Law, the Board of Directors of the Company shall, in connection with such meeting, recommend approval of the Stockholder Proposals and shall take all other lawful action to solicit the approval of the Stockholder Proposals. The Company shall retain a proxy solicitor to assist in obtaining the approval of the Stockholder Proposals, and shall use its commercially reasonable efforts to retain Innisfree M&A Incorporated as such proxy solicitor.

(b) If the Stockholder Proposals are not approved by the stockholders at the meeting contemplated by Section 4.39(a), upon written notice from the Purchaser and the Other Purchasers holding a majority of the Securities, the Company shall be obligated to convene another meeting of its stockholders on the terms set forth in Section Section 4.39(a) (except that such meeting shall take place no later than 120 days after the meeting contemplated by Section Section 4.39(a)), and the Board of Directors shall again be obligated to take the actions set forth in Section Section 4.39(a) with respect to such meeting. If the approval of the Company’s stockholders is not obtained at this second meeting, then the Company shall be obligated to include the Stockholder Proposals as proposals to be voted upon at no more than two subsequent meetings of its stockholders within 120 days after the preceding meeting, and its Board of Directors shall remain obligated to take the actions set forth in Section Section 4.39(a) with respect to each such meeting.

5. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that:

5.1 Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, and the Purchaser has undertaken an independent analysis of the merits and the risks of an investment in the Securities and has reviewed carefully the Private Placement Memorandum, based on the Purchaser’s own financial circumstances; (ii) the Purchaser has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Securities and to ask questions of, and receive answers from, the Company concerning such information; (iii) the Purchaser is acquiring the number of Securities set forth in Section 2.1 in the ordinary course of its business and for its own account and with no present intention of distributing any of such Securities or any arrangement or understanding with any other Persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to resell the Registrable Securities pursuant to the Registration Statements or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.7); (iv) the Purchaser will not, directly or indirectly, offer, sell, pledge (other than pledges in connection with bona fide margin accounts), transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of (other than pledges in connection with bona fide margin accounts)) any of the Securities, nor will the Purchaser engage in any short sale that results in a disposition of any of the Securities by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws as currently interpreted on the date hereof; (v) the Purchaser will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with resales of the Registrable Securities pursuant to the Registration Statements or with the applicable requirements of any exemption from the Securities Act; (vi) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statements, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statements, unless the Purchaser notifies the Company otherwise, and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Registrable Securities or until the Company is no longer required to keep the Registration Statements effective; (vii) the Purchaser has, in connection with its decision to purchase the number of Securities set forth in Section 2.1 above, relied solely upon the SEC Documents, the Private Placement Memorandum and the representations and warranties of the Company contained herein, and the Purchaser has not relied on the Placement Agent in negotiating the terms of its investment in the Securities and, in making a decision to purchase the Securities, the Purchaser has not received or relied on any communication, investment advice or recommendation from the Placement Agent; (viii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them but has not relied on any communication (other than the Private Placement Memorandum) or recommendation from any representative of the Company and (ix) the Purchaser is an “accredited investor” (an “Accredited Investor”) within the meaning of Rule 501 under the Securities Act.

5.2 Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

5.3 Confidentiality. For the benefit of the Company, the Purchaser previously agreed with the Placement Agent to keep confidential all information concerning this private placement. The Purchaser is prohibited from reproducing or distributing this Agreement, the Private Placement Memorandum or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Securities. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD. This obligation will terminate upon the filing by the Company of the Press Release (as defined below), which shall include any material, non-public information provided to the Purchaser prior to the date hereof. In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5.11 below). The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall use its commercially reasonable efforts to provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek, at the Company’s expense, an appropriate protective order.

5.4 Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.5 Risk of Loss. The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities, including those set forth and incorporated by reference under the caption “Risk Factors” in the Private Placement Memorandum. The Purchaser understands that no market exists or is expected to exist for the Securities, that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Securities or the Common Stock issuable upon conversion or exercise of the Securities.

5.6 Legend.

(a) Securities Legends. The Purchaser understands that the Preferred Shares will bear a restrictive legend in substantially the form set out in Section 5.6(d)(i) and the Warrants will bear a restrictive legend in substantially the form set out in Section 5.6(d)(ii) until such time as such securities may be sold pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act; provided, however, that with respect to the Warrants, any certificates for the Warrants that are issued after such time shall bear a restrictive legend in substantially the form set out in Section 5.6(d)(iii).

(b) Conversion Shares Legend. The Purchaser understands that the Conversion Shares that do not constitute First RS Shares (the “Uncovered Conversion Shares”) will bear a restrictive legend in substantially the form set out in Section 5.6(d)(iv) until such time as such securities may be sold pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act.

(c) Registrable Securities Legend. The Purchaser understands that the First RS Shares and the Contingent Exercise Shares (together, the “Registrable Securities”) will bear a restrictive legend in substantially the form set out in Section 5.6(d)(iv) until such time as a Registration Statement covering resales of such Registrable Securities has been declared effective under the Securities Act or such securities may be sold pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act.

(d) Legends.

(i) “NEITHER THE SHARES REPRESENTED BY THIS CERTIFICATE NOR THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION

UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS OR THE CORPORATION HAS RECEIVED FROM THE HOLDER REASONABLE ASSURANCE THAT THE SHARES CAN BE SOLD, ASSIGNED OR TRANSFERRED PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(ii) “NEITHER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS OR THE COMPANY HAS RECEIVED FROM THE HOLDER REASONABLE ASSURANCE THAT THE SECURITIES CAN BE SOLD, ASSIGNED OR TRANSFERRED PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(iii) “THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION

DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS OR THE COMPANY HAS RECEIVED FROM THE HOLDER REASONABLE ASSURANCE THAT THE SECURITIES CAN BE SOLD, ASSIGNED OR TRANSFERRED PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(iv) “THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS OR THE COMPANY HAS RECEIVED FROM THE HOLDER REASONABLE ASSURANCE THAT THE SHARES CAN BE SOLD, ASSIGNED OR TRANSFERRED PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

5.7 Legend Removal.

(a) Warrants. The legend set forth in Section 5.6(d)(ii) shall be replaced with the legend set forth in Section 5.6(d)(iii) and the Company shall issue a certificate bearing the legend set forth in Section 5.6(d)(iii) to the holder of the Warrants upon which it is stamped or issue such Warrants to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (A) such holder first provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form and pursuant to Section 7.5(d), to the effect that such sale, assignment or transfer of such Warrants may be made without registration under the applicable requirements of the Securities Act and that the legend set forth in Section 5.6(d)(ii) is no longer required, or (B) such holder first provides the Company with reasonable assurance that the Warrants can be sold, assigned or transferred pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act.

(b) Preferred Shares and Uncovered Conversion Shares. The applicable legend set forth in Section 5.6 shall be removed and the Company shall issue a certificate without such legend to the holder of the Preferred Shares or Uncovered Conversion Shares upon which it is stamped or issue such Preferred Shares or Uncovered Conversion Shares, as the case may be, to such holder by electronic delivery at the applicable balance account at DTC, if, unless otherwise required by state securities laws, (A) such holder first provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form and pursuant to Section 7.5(d), to the effect that such sale, assignment or transfer of such Preferred Shares or Uncovered Conversion Shares, as the case may be, may be made without registration under the applicable requirements of the Securities Act and that such legend is no longer required, or (B) such holder first provides the Company with reasonable assurance that the Preferred Shares or Uncovered Conversion Shares, as the case may be, can be sold, assigned or transferred pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act.

(c) Registrable Securities. The legend set forth in Section 5.6(d)(iv) shall be removed and the Company shall issue a certificate without such legend to the holder of Registrable Securities upon which it is stamped or issue such Registrable Securities to such holder by electronic delivery at the applicable balance account at DTC, if, unless otherwise required by state securities laws, (i) the Registration Statement covering registered resales of such Registrable Securities has been declared effective under the Securities Act and such Registration Statement remains effective under such Act, or (ii) in connection with any sale, assignment or other transfer of Registrable Securities that is not to be effected pursuant to such Registration Statement, such holder first provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form and pursuant to Section 7.5(d), to the effect that such sale, assignment or transfer of the Registrable Securities may be made without registration under the applicable requirements of the Securities Act and that such legend is no longer required, or (iii) such holder first provides the Company with reasonable assurance that the Registrable Securities can be sold, assigned or transferred pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act.

(d) Costs of Removal. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with the issuance of such unlegended shares.

5.8 Certain Permitted Pledges. The Company acknowledges and agrees that, for as long as Uncovered Conversion Shares or Registrable Securities owned by the Purchaser remain “restricted securities” within the meaning of Rule 144 and have not been sold pursuant to the applicable Registration Statement, the Purchaser may from time to time pledge some or all of such Uncovered Conversion Shares or Registrable Securities pursuant to a bona fide margin agreement with a registered broker-dealer that is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”) or an Accredited Investor or grant a security interest in some or all of such Uncovered Conversion Shares or Registrable Securities to a financial institution that is a QIB or an Accredited Investor (each such pledgee or transferee, a “Qualifying Institution”); provided, however, that in each case such Qualifying Institution agrees to be bound by the provisions of this Agreement (including complying with the restrictions on transfer set forth herein and agreeing not to make any sale of the Uncovered Conversion Shares or Registrable Securities under the Registration Statements without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied). The Purchaser shall not be required to give notice to the Company of such pledge or granting of a security interest, but, in accordance with Section 7.6 hereof, shall promptly furnish to the Company upon request a copy of such instrument or instrument of transfer evidencing the assignee’s or transferee’s agreement to be bound by the provisions of this Agreement (including Section 11 hereof). If required under the terms of the Purchaser’s arrangement with such Qualifying Institution, the Purchaser may transfer any such pledged or secured Uncovered Conversion Shares or Registrable Securities to such Qualifying Institution; provided, however, that such transfer is made in compliance with the Securities Act and the 1933 Act Rules and Regulations and any applicable state securities laws. Such transfer would not be subject to approval by the Company, and no legal opinion of legal counsel of the Qualifying Institution would be required in connection therewith. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as such Qualifying Institution may reasonably request in connection with a transfer of such Uncovered Conversion Shares or Registrable Securities, including, if appropriate, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder to include such Qualifying Institution as a selling stockholder therein.

5.9 Stop Transfer.

(a) Securities and Uncovered Conversion Shares. The certificates representing the Securities and the Uncovered Conversion Shares will be subject to a stop transfer order with the Company’s transfer agent that restricts the transfer of such Securities; provided, however, that such stop transfer order shall be lifted promptly after such time as such securities may first be sold pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act.

(b) Registrable Securities. The certificates representing the Registrable Securities will be subject to a stop transfer order with the Company’s transfer agent restricting the transfer of such Registrable Securities. Such stop transfer order will be lifted promptly after the Registration Statement covering registered resales of such Registrable Securities has been declared effective under the Securities Act; provided, however, that such order may be reinstated upon notice to the Purchaser in circumstances in which the Company is permitted to suspend the effectiveness of such Registration Statement as permitted herein.

5.10 Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

5.11 Public Sale or Distribution. The Purchaser hereby covenants with the Company not to make any sale of the Registrable Securities under the Registration Statements without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule). The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus (the “Prospectus”) forming parts of the Registration Statements (a “Suspension”) until such time as amendments to the Registration Statements have been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Without the Company’s prior written consent, which consent shall not unreasonably be withheld or delayed, the Purchaser shall not use any written materials to offer the Registrable Securities for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the Securities Act. The Purchaser covenants that it will not sell any Registrable Securities pursuant to said Prospectus during the period commencing at the time when the Company gives the Purchaser written notice of Suspension of the use of said Prospectus and ending at the time when the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. In each such notice, the Company shall not disclose the content of any material, non-public information to the Purchaser. The Purchaser shall maintain in confidence the receipt of any notice of Suspension. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period in excess of fifteen (15) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all of the Suspensions shall not exceed an aggregate of thirty (30) days, and the first day of any Suspension shall be at least five (5) trading days after the last day of any prior Suspension (each, an “Allowable Suspension Period”).

5.12 Organization; Validity; Enforcements. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions of general application relating to or affecting the enforcement of creditors’ rights generally and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including the indemnification provisions set forth in Section 7.7 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

5.13 Common Stock Holdings. Prior to purchases of Securities made by the Purchaser pursuant to this Agreement, the Purchaser and its Affiliates beneficially own, directly or indirectly, less than five percent of the Company’s outstanding shares of Common Stock. The Purchaser and its Affiliates are not purchasing more than an aggregate of 1,950 Units pursuant to the Agreements. If the Purchaser is a director or officer of the Company, the Purchaser is not purchasing more than an aggregate of 390 Units pursuant to the Agreements.

5.14 Short Sales. Since the time the Purchaser was first contacted about the offering of the Securities and the transactions contemplated hereby, the Purchaser has not taken, and prior to the public announcement of the transaction the Purchaser shall not take, any action that has caused or will cause the Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

6. Survival of Agreements, Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all representations, warranties, covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor.

7. Registration of Resales; Compliance with the Securities Act.

7.1 First Registration Statement. The Company shall:

(a) as soon as reasonably practicable, but in no event later than 10 business days following the Closing Date (the “First Filing Deadline”), prepare and file with the Commission the Registration Statement on Form S-3 (the “First Registration Statement”) relating to the resale of the First RS Shares by the Purchaser and the Other Purchasers from time to time on The New York Stock Exchange, or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions; the term “First RS Shares” means the Initial Exercise Shares and 75.0% of the Conversion Shares issuable to or issued to an Investor (rounded down to the next whole number of Conversion Shares);

(b) use its reasonable best efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the First Registration Statement effective by the earlier of (i) 5 business days after the Commission has advised the Company that the First Registration Statement has not been selected for review by the Commission, (ii) 5 business days after the Commission has advised the Company the Commission has no more comments with respect to the First Registration Statement or (iii) 90 days after the Closing Date (each of (i), (ii) and (iii), the “First RS Effective Deadline”);

(c) by 9:30 a.m., New York City time, on the second business day following the date the First Registration Statement is declared effective by the Commission, file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such First Registration Statement;

(d) promptly prepare and file with the Commission such amendments and supplements to the First Registration Statement and the prospectus used in connection therewith as may be necessary to keep the First Registration Statement effective until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such First Registration Statement without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by the First Registration Statement. For the purpose of this Agreement, “Investor” means a Purchaser or any transferee or assignee thereof to whom a Purchaser assigns its rights as a holder of Securities under this Agreement and who agrees to become bound by the provisions of this Agreement and any transferee or assignee thereof to whom a transferee or assignee assigns its rights as a holder of Securities under this Agreement and who agrees to become bound by the provisions of this Agreement;

(e) furnish to the Purchaser with respect to the Registrable Securities, the resale of which is registered under the First Registration Statement (and to each underwriter, if any, of such Securities), such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser; and

(f) file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

7.2 Changes Relating to First Registration Statement. The Company may waive or amend the provisions of Section 7.1 with the written consent of the Company and holders that, together, hold Preferred Shares and Initial Warrants representing at least equal 67% of the First RS Shares.

7.3 Second Registration Statement. The Company shall:

(a) as soon as reasonably practicable, but in no event later than 10 business days (such date, the “Second Filing Deadline”) following the later of (i) the date on which the Company obtains the Contingent Warrant Approval and stockholder approval of the Proposed Charter Amendment, and (ii) the earlier of (A) the six month anniversary of the Closing Date or (B) a date on which the aggregate market value of the Common Stock held by non-affiliates of the Company is $75 million or more (and if such stockholder approval occurs after such date, the aggregate market value of the Common Stock held by non-affiliates of the Company has been $75 million or more at a date within 45 days prior to such stockholder approval) (the “Second RS Trigger”), prepare and file with the Commission the Registration Statement on Form S-3 (the “Second Registration Statement” and together with the First Registration Statement, the “Registration Statements”) relating to the resale of the Contingent Exercise Shares by the Purchaser and the Other Purchasers from time to time on The New York Stock Exchange, or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

(b) use its reasonable best efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the Second Registration Statement effective by the earlier of (i) 5 business days after the Commission has advised the Company that the Second Registration Statement has not been selected for review by the Commission, (ii) 5 business days after the Commission has advised the Company the Commission has no more comments with respect to the Second Registration Statement or (iii) 90 days after the Second RS Trigger (each of (i), (ii) and (iii), the “Second RS Effective Deadline”);

(c) by 9:30 a.m., New York City time, on the second business day following the date the Second Registration Statement is declared effective by the Commission, file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Second Registration Statement;

(d) promptly prepare and file with the Commission such amendments and supplements to the Second Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Second Registration Statement effective until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Second Registration Statement without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by the Second Registration Statement;

(e) furnish to the Purchaser with respect to the Registrable Securities, the resale of which is registered under the Second Registration Statement (and to each underwriter, if any, of such Securities), such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser; and

(f) file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

7.4 Changes Relating to Second Registration Statement. The Company may waive or amend the provisions of Section 7.3 with the written consent of the Company and holders that, together, hold Contingent Warrants representing at least equal to 67% of the Contingent Exercise Shares.

7.5 Further Covenants. The Company shall also:

(a) file a Form D with the Commission with respect to the Securities as required under Regulation D promulgated under the Securities Act;

(b) issue a press release describing the transactions contemplated by this Agreement (the “Press Release”) on or before 9:00 a.m., New York City time, on the first business day following the date hereof;

(c) the Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release without the express written consent of such Purchaser;

(d) in order to enable the Purchasers to sell the Registrable Securities under Rule 144 under the Securities Act, for a period of one year from Closing, use its reasonable best efforts to comply with the requirements of Rule 144, including use its reasonable best efforts to comply with the requirements of Rule 144(c) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act, and shall use its reasonable efforts to cause the Company’s counsel, at the Company’s expense, to provide any legal opinions required for any transfers pursuant to Rule 144;

(e) bear all expenses in connection with the procedures set out in Section 7.1, Section 7.3, and Section 7.5(a) through Section 7.5(d) and the registration of the Registrable Securities pursuant to the Registration Statements, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any, in connection with the offering of the Registrable Securities pursuant to the Registration Statements;

(f) permit the Purchaser and its legal counsel, upon timely written request, to review and comment upon (i) an initial draft of a Registration Statements at least two (2) business days prior to its filing with the Commission and (ii) any numbered pre-effective amendment to such Registration Statements (for purposes of clarification, excluding any Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing incorporated by reference into such Registration Statement) at least one (1) business day prior to its filing with the Commission. The Company shall furnish to the Purchaser or its legal counsel, without charge, copies of any correspondence from the Commission to the Company or its representatives relating to the Registration Statements.

The Company understands that the Purchaser disclaims being an underwriter, and neither the Company nor any Subsidiary or Affiliate thereof shall identify the Purchaser as an underwriter in any public disclosure or filing with the Commission or any stock exchange or market without the prior written consent of Purchaser. The forms of the questionnaires related to the Registration Statements to be completed by the Purchaser are attached hereto as Appendix I.

For purposes of Section 7.1, Section 7.3, Section 7.5 and for purposes of Section 7.7(e), Section 7.9 and Section 19, the definition of “Registrable Securities,” “Conversion Shares” and “Securities” shall include any capital stock of the Company issued or issuable with respect to the Registrable Securities or Securities, as the case may be, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

7.6 Transfer of Securities. The Purchaser agrees that it will not effect any disposition of the Securities, the Conversion Shares or the Registrable Securities or its right to purchase the Securities that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except pursuant to the Registration Statements referred to in Section 7.1 and Section 7.3, in accordance with Rule 144 under the Securities Act or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statements regarding the Purchaser or its plan of distribution.

7.7 Indemnification.

(a) Definitions. For the purpose of this Section 7.7:

(i) the term “Purchaser Indemnified Persons” shall mean each Investor, director, officer, member, partner, employee, agent and representative of the Investor and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act; and

(ii) the term “Registration Statements” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statements referred to in Section 7.1 and Section 7.3.

(b) By the Company. The Company agrees to indemnify and hold harmless the Purchaser Indemnified Persons, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser Indemnified Persons may become subject, under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in either or both of the Registration Statements, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the times of effectiveness of the Registration Statements, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the 1933 Act Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, or filed as parts of the Registration Statements at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or that arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statements or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in either or both of the Registration Statements, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, (B) the failure of the Purchaser to comply with the covenants and agreements contained herein or (C) the inaccuracy of any representation or warranty made by the Purchaser herein; (ii) any misrepresentation or breach of any representation or warranty made by the Company in the Agreement or any other certificate, instrument or document contemplated hereby or thereby; (iii) any breach of any covenant, agreement or obligation of the Company contained in the Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (iv) any cause of action, suit or claim brought or made against such Purchaser Indemnified Person by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting (A) from the execution, delivery, performance or enforcement of the Agreement or any other certificate, instrument or document contemplated hereby or thereby, (B) from any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (C) solely from the status of such Purchaser or holder of the Securities as an investor in the Company, and the Company will promptly reimburse the Purchaser Indemnified Persons for reasonable legal and other expenses as such expenses are reasonably incurred by the Purchaser Indemnified Persons in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

(c) By the Purchaser and Other Purchasers. The Purchaser and Other Purchasers will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed either or both of the Registration Statements and each person, if any, who controls the Company within the meaning of

Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Control Person”), against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed either or both of the Registration Statements or Control Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in either or both of the Registration Statements, the Prospectus, or any amendment or supplement thereto, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in either or both of the Registration Statements or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in either or both of the Registration Statements, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein; (ii) any misrepresentation or breach of any representation or warranty made by the Purchaser in the Agreement or any other certificate, instrument or document contemplated hereby; and (iii) any breach of any covenant, agreement or obligation of the Purchaser contained in the Agreement or any other certificate, instrument or document contemplated hereby; and will reimburse the Company, each of its directors, each of its officers who signed either or both of the Registration Statements and each such Control Person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed either or both of the Registration Statements or Control Person, as the case may be, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Purchaser’s aggregate liability under this Section 7.7 shall not exceed the amount of aggregate net proceeds received by the Purchaser on the sale of the Registrable Securities pursuant to the Registration Statements and the Securities through such other means as is effected.

(d) Procedures. Promptly after receipt by an indemnified party under this Section 7.7 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.7, promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.7 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii)) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) Contribution.

(i) If the indemnification provided for in this Section 7.7 is required by its terms, but is, for any reason, held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 7.7(b), Section 7.7(c) or Section 7.7(d) in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (A) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of the Securities hereunder or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above, but also the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in any of this Agreement and the Registration Statements, as the case may be, that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

(ii) The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company for the First RS Shares or pursuant to the exercise of the Contingent Warrants (but only with respect to the First RS Shares and Contingent Exercise Shares that were sold by the Purchaser) (the “Purchaser Payments”) bears to the difference (the “Difference”) between the Purchaser Payments and the amount received by the Purchaser from such sales. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(iii) The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.7(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7.7(d) with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 7.7(e); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 7.7(d) for purposes of indemnification.

(iv) The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.7(e) were determined solely by pro rata allocation (if the Purchaser were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7.7(e). Notwithstanding the provisions of this Section 7.7(e), the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7.7(e), the Purchaser shall not be required to contribute any amount in excess of the amount of net proceeds received by such Purchaser from the sale of the Registrable Securities received by the Purchaser upon exercise of the Warrants that were sold, less any other payments made by such Purchaser pursuant to this Section 7.7.

(v) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.7(e) are several and not joint.

7.8 Information Available. The Company, upon the reasonable request of the Purchaser, shall make available for inspection by each Purchaser, any underwriter participating in any disposition pursuant to the Registration Statements and any attorney, accountant or other agent retained by the Purchaser or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by the Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statements, and all such information provided by the Company pursuant to this Section 7.8 shall be subject to the confidentiality obligations imposed by Section 5.3.

7.9 Delay in Filing or Effectiveness of Registration Statements; Public Information.

(a) Registration Delay Payments.

(i) First Registration Statement. If (A) the First Registration Statement is (B) not filed with the Commission on or before the either the First Filing Deadline (a “First Filing Failure”), or (C) is not declared effective by the Commission on or before the First RS Effectiveness Deadline (an “First Effectiveness Failure”) or (D) on any day after the Effective Date sales of all of the First RS Shares required to be included on such First Registration Statement cannot be made (other than during an Allowable Suspension Period (as defined in Section 5.11)) pursuant to such First Registration Statement or otherwise (including as a result of a failure to keep such First Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such First Registration Statement or to register a sufficient number of shares of Common Stock or to maintain the listing of the shares of Common Stock) (a “First Maintenance Failure”) then, as relief for the damages to any Investor by reason of any such delay in or reduction of its ability to sell such First RS Shares, the Company shall pay to each Investor relating to such First Registration Statement an amount in cash equal to $0.005 per First RS Share then held by the Investor, or issuable to such Investor upon (x) conversion of the Preferred Shares held by the Investor or (y) exercise of Initial Warrants held by the Investor, which First RS Share is covered by such First Registration Statement on each of the following dates: (i) the day of a First Filing Failure and on every thirtieth day (pro rated for periods totaling less than thirty (30) days) thereafter until the date such First Filing Failure is cured; (ii) the day of an First Effectiveness Failure and on every thirtieth day (pro rated for periods totaling less than thirty (30) days) thereafter until the date such First Effectiveness Failure is cured; and (iii) the initial day of a First Maintenance Failure and on every thirtieth day (pro rated for periods totaling less than thirty (30) days) thereafter until the date such First Maintenance Failure is cured. The payments to which an Investor shall be entitled to pursuant to this Section 7.9(a)(i) are referred to herein “First RS Registration Delay Payments.” First RS Registration Delay Payments shall be paid on the earlier of (x) the last day of the calendar month during which such First RS Registration Delay Payments are incurred and (y) the third business day after the event or failure giving rise to the First RS Registration Delay Payments is cured. In the event the Company fails to make First RS Registration Delay Payments in a timely manner, such First RS Registration Delay Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. The parties agree that the maximum aggregate First RS Registration Delay Payments payable to an Investor under this Agreement shall be $0.06 per First RS Share held by such Investor or issuable to such Investor upon conversion of Preferred Stock or exercise of Initial Warrants held by such Investor. In addition, and notwithstanding anything to the contrary contained herein, if the Company has received a comment by the Commission requiring an Investor to be named as an underwriter in the First Registration Statement that, notwithstanding the reasonable best efforts of the Company, is not withdrawn by the Commission and such Investor elects in writing not to be named as a selling stockholder in the First Registration Statement, the Investor shall not be entitled to any First RS Registration Delay Payments with respect to such First Registration Statement.

(ii) Second Registration Statement. If (A) the Second Registration Statement is (B) not filed with the Commission on or before the either the Second Filing Deadline (a “Second Filing Failure”), or (C) is not declared effective by the Commission on or before the Second RS Effectiveness Deadline (an “Second Effectiveness Failure”) or (D) on any day after the Effective Date sales of all of the Contingent Exercise Shares required to be included on such Second Registration Statement cannot be made (other than during an Allowable Suspension Period (as defined in Section 5.11)) pursuant to such Second Registration Statement or otherwise (including as a result of a failure to keep such Second Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Second Registration Statement or to register a sufficient number of shares of Common Stock or to maintain the listing of the shares of Common Stock) (a “Second Maintenance Failure”) then, as partial relief for the damages to any Investor by reason of any such delay in or reduction of its ability to sell such Contingent Exercise Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Investor relating to such Second Registration Statement an amount in cash equal to $0.005 per Contingent Exercise Share then held by the Investor, or issuable to such Investor upon exercise of Contingent Warrants held by the Investor, and covered by such Second Registration Statement on each of the following dates: (i) the day of a Second Filing Failure and on every thirtieth day (pro rated for periods totaling less than thirty (30) days) thereafter until the date such Second Filing Failure is cured; (ii) the day of an Second Effectiveness Failure and on every thirtieth day (pro rated for periods totaling less than thirty (30) days) thereafter until the date such Second Effectiveness Failure is cured; and (iii) the initial day of a Second Maintenance Failure and on every thirtieth day (pro rated for periods totaling less than thirty (30) days) thereafter until the date such Second Maintenance Failure is cured. The payments to which an Investor shall be entitled to pursuant to this

Section 7.9(a)(ii) are referred to herein “Second RS Registration Delay Payments.” Second RS Registration Delay Payments shall be paid on the earlier of (x) the last day of the calendar month during which such Second RS Registration Delay Payments are incurred and (y) the third business day after the event or failure giving rise to the Second RS Registration Delay Payments is cured. In the event the Company fails to make Second RS Registration Delay Payments in a timely manner, such Second RS Registration Delay Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. The parties agree that the maximum aggregate Second RS Registration Delay Payments payable to an Investor under this Agreement shall be $0.06 per Contingent Exercise Share held by such Investor or issuable to such Investor upon exercise of Contingent Warrants held by such Investor. In addition, and notwithstanding anything to the contrary contained herein, if the Company has received a comment by the Commission requiring an Investor to be named as an underwriter in the Second Registration Statement that, notwithstanding the reasonable best efforts of the Company, is not withdrawn by the Commission and such Investor elects in writing not to be named as a selling stockholder in the Second Registration Statement, the Investor shall not be entitled to any Second RS Registration Delay Payments with respect to such Second Registration Statement.

(b) Public Information Failure Payments.

(i) As to Securities and Conversion Shares. At any time during the period commencing on the six (6) month anniversary of the Closing Date and ending at such time that all of the Preferred Shares and the Uncovered Conversion Shares can be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144(c), including, if applicable, Rule 144(i), if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144 (a “Public Information Failure”) then, as partial relief for the damages to any Investor by reason of any such delay in or reduction of its ability to sell the Preferred Shares and Uncovered Conversion Shares of such Investor, the Company shall pay to each Investor Public Information Failure Payments in the manner provided for in Section 7.9(b)(ii).

(ii) Public Information Failure Payments. “Public Information Failure Payments” means an amount in cash equal to $0.005 per Uncovered Conversion Share then held by the Investor or issuable to the Investor upon conversion of Preferred Shares then held by the Investor on every thirtieth day (pro rated for periods totaling less than thirty days) after a Public Information Failure until the earlier of (x) the date such Public Information Failure is cured and (y) such time that such public information is no longer required pursuant to Rule 144. Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third business day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the

Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

7.10 Questionnaires. The Purchaser agrees to furnish to the Company completed questionnaires in the form attached hereto as Appendix I at the Closing for use in preparation of the Registration Statements contemplated in Section 7.1 and Section 7.3. The Company shall not be required to include the Registrable Securities of the Purchaser in the Registration Statements and shall not be required to pay any cash payment to such Purchaser pursuant to Section 7.9 so long as the Purchaser fails to furnish fully completed questionnaires at the Closing or does not respond to subsequent written requests for information by the Company within two business days of such requests; provided, however, that the Company shall be required to provide only two (2) such subsequent written requests for information.

8. Broker’s Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Securities to the Purchaser. The Purchaser and the Company agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser Indemnified Persons against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser Indemnified Person may become subject with respect to such fee. Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchaser.

9. Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements. The decision of each Purchaser to purchase the Securities pursuant to the Agreements has been made by such Purchaser independently of any other Purchaser. Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:

Flotek Industries, Inc.

2930 W. Sam Houston Pkwy N., Suite 300,

Houston, Texas 77043

Attention: President

Facsimile: (281) 715-4145

with a copy to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention: W. Mark Young

Facsimile: (713) 238-4200

E-mail: markyoung@akllp.com

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at its address as set forth at the end of this Agreement,

with a copy to:

[—]

[—]

[—]

Telephone: ( [—])[—]-[—]

Facsimile: ([—])[—]-[—]

Attention: [—]

or at such other address or addresses as may have been furnished to the Company in writing.

11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

12. Construction. In this Agreement, unless a clear contrary intention appears, (a) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision, (b) reference to any section means such section hereof, (c) the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term and (d) where any provision of this Agreement refers to action to be taken by either party, or that such party is prohibited from taking an action, such provision shall be applicable whether such action is taken directly or indirectly by such party.

13. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

14. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

17. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

18. Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

19. Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 7.7, any Person controlling the Company or the Purchaser, the officers and directors of the Company, and their respective executors, administrators, successors and assigns, and, subject to the provisions of Section 7.7, no other Person shall acquire or have any right under or by virtue of this Agreement. The term “successor and assigns” shall not include any subsequent purchaser, as such purchaser, of the Securities sold to the Purchaser pursuant to this Agreement, the Uncovered Conversion Shares, or the Registrable Securities; provided, however, it shall include purchasers of Securities sold to the Purchaser pursuant to this Agreement, the Uncovered Conversion Shares, or the Registrable Securities if (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with a duly executed Stock Certificate Questionnaire from such transferee or assignee and written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such rights are being transferred or assigned; (iii) immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the obligations of Investor under this Agreement; (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement; and (vi) such transfer shall have been conducted in accordance with all applicable federal and state securities laws.

20. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

FLOTEK INDUSTRIES, INC.

By:
Name:
Title:

Print or Type:
Signature by:
Individual Purchaser or Individual representing Purchaser:
Name of Purchaser (Individual or Institution)

Jurisdiction of Purchaser’s Executive Offices	Address:

Telephone:

Name of Individual representing Purchaser (if an Institution)	Facsimile:

E-mail:
Title of Individual representing Purchaser (if an Institution)

Number of Units to Be Purchased

$
Price Per Unit in Dollars

Aggregate Price

Signature Page